Exhibit 10.34

TENTH AMENDMENT TO AGREEMENT OF LEASE

Investment Property Group, LLC / Medallion Bank

THIS AMENDMENT (this “Amendment”) is entered into as of the 5th day of April, 2022, between INVESTMENT PROPERTY GROUP, LLC, a Utah limited liability company (“Landlord”), and MEDALLION BANK, a Utah industrial bank (“Tenant”). (Landlord and Tenant are referred to in this Amendment collectively as the “Parties” and individually as a “Party.”)

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

. Definition--Lease. As used in this Amendment, “Lease” means the Agreement of Lease, dated July 3, 2002, as previously amended by (a) the Amendment of Lease Agreement, dated October 29, 2004, (b) the Second Amendment of Lease Agreement, dated January 9, 2007, (c) the Third Amendment of Lease Agreement, dated October 31, 2007, (d) a second Third Amendment of Lease Agreement, dated November 15, 2011, (e) the Fourth Amendment of Lease Agreement, dated November 21, 2011, (f) the Fifth Amendment of Lease Agreement, dated November 26, 2012, (g) the Sixth Amendment to Agreement of Lease, dated January 26, 2017, (h) the Seventh Amendment to Agreement of Lease, dated May 10, 2017, (i) the Eighth Amendment to Agreement of Lease, dated March 28, 2018, and (j) the Ninth Amendment to Agreement of Lease, dated August 19, 2019, all entered into between Landlord or its predecessor-in-interest, B-Line Holdings, L.C., a Utah limited liability company, as landlord, and Tenant, as tenant, and, where applicable, as amended by this Amendment. Any term used in this Amendment that is capitalized but not defined shall have the same meaning as set forth in the Lease.

. Purpose. The Parties desire to expand the Premises currently covered by the Lease, and to make certain other amendments to the Lease, in accordance with the terms and conditions set forth in this Amendment.

. Expansion. As of September 1, 2022 (the “Expansion Date”):

(a) Suite 310/320 on the third floor of the Building, consisting of approximately 2,871 usable square feet and approximately 3,303 rentable square feet, shall be removed from the Premises;

(b) Suite 500 on the fifth floor of the Building, consisting of approximately 3,732 usable square feet and approximately 4,305 rentable square feet, shall be added to the Premises; and

(c) Subject to Section 6 below, Suite 300 (“Suite 300”) on the third floor and Suite 510 on the fifth floor of the Building, consisting of approximately 5,895 and 8,125 usable square feet, respectively, and approximately 6,781 and 9,372 rentable square feet, respectively, shall remain a part of the Premises, with the result that subject to Section 6 below, the Premises shall contain in the aggregate a total of approximately 17,752 usable square feet and approximately 20,458 rentable square feet. Notwithstanding the foregoing and subject to Section 6 below, Suite 300 shall cease to be part of the Premises as of November 30, 2027, and shall, on or before such date, be vacated by Tenant and surrendered to Landlord in accordance with the Lease as if, as to Suite 300, such date were the expiration of the Term.

. Defined Terms. Effective as of, and for the period on and after, the Expansion Date, the following definitions in Section 1 of the Lease are revised to read as follows:

Tenth Amendment to Agreement of Lease

Investment Property Group, LLC / Medallion Bank

Base Rent means the following amounts per calendar month for the periods indicated, (i) subject to Section 6 below, based on 20,458 rentable square feet for the period from September 1, 2022 through November 30, 2027, inclusive, and (ii) based on 13,677 rentable square feet for the period from December 1, 2027 through November 30, 2030, inclusive:

Annual Cost Per

Periods Base Rent Rentable Square Foot

September 1, 2022 through $46,047.55 per month $27.01

November 30, 2022, inclusive

December 1, 2022 through $47,428.46 per month $27.82

November 30, 2023, inclusive

December 1, 2023 through $48,860.52 per month $28.66

November 30, 2024, inclusive

December 1, 2024 through $50,326.68 per month $29.52

November 30, 2025, inclusive

December 1, 2025 through $51,826.93 per month $30.40

November 30, 2026, inclusive

December 1, 2026 through $53,378.33 per month $31.31

November 30, 2027, inclusive

December 1, 2027 through $36,756.94 per month $32.25

November 30, 2028, inclusive

December 1, 2028 through $37,862.50 per month $33.22

November 30, 2029, inclusive

December 1, 2029 through $39,002.25 per month $34.22

November 30, 2030, inclusive

Parking for purposes of Section 4.3 of this Lease means the right to use a number of non-reserved automobile parking stalls in the Building’s parking lot equal to 4.5 parking stalls per 1,000 rentable square feet of the Premises.

Premises means:

(i) for the period from September 1, 2022 through November 30, 2027, inclusive:

(a) Suite 300 on the third floor, consisting of approximately 6,781 rentable square feet (and approximately 5,895 usable square feet) subject to Section 6 below;

Tenth Amendment to Agreement of Lease

Investment Property Group, LLC / Medallion Bank

(b) Suite 500 on the fifth floor, consisting of approximately 4,305 rentable square feet (and approximately 3,732 usable square feet); and

(c) Suite 510 on the fifth floor, consisting of approximately 9,372 rentable square feet (and approximately 8,125 usable square feet),

comprising in the aggregate of a total of approximately 20,458 rentable square feet (and approximately 17,752 usable square feet); and

(ii) for the period from December 1, 2027 through November 30, 2030, inclusive:

(a) Suite 500 on the fifth floor, consisting of approximately 4,305 rentable square feet (and approximately 3,732 usable square feet); and

(b) Suite 510 on the fifth floor, consisting of approximately 9,372 rentable square feet (and approximately 8,125 usable square feet),

comprising in the aggregate of a total of approximately 13,677 rentable square feet (and approximately 11,857 usable square feet).

Termination Date means November 30, 2030, as such date may be extended or sooner terminated in accordance with this Lease.

. Work of Improvement. Tenant agrees to take Suite 500 in its “as-is” condition. Landlord will agree to remove the existing walls identified on Exhibit A and patch the carpet and paint the damaged wall in a manner that is reasonably acceptable to Tenant. Further, Landlord will work with Tenant to accommodate and facilitate any necessary future modifications to Tenant’s space with Landlord overseeing any construction. Tenant will be responsible for the cost of any improvements other than the initial wall removal and carpet/paint patching.

. Suite 300 Re-Tenanting. Upon execution of this Amendment, Landlord will immediately start marketing Suite 300 for lease. Landlord will work with Tenant in good faith to secure an acceptable sublease or replacement tenant at terms that are acceptable to both Parties. In the event that Landlord secures a replacement tenant(s) for Suite 300 (consisting of 6,781 rentable square feet) at terms that are acceptable to both Parties, (a) Suite 300 will no longer be part of the Premises, (b) the Tenant shall receive a pro-rata reduction in Base Rent and other costs and expenses relating to Suite 300 as set forth in the Lease, and (c) the Parties shall promptly execute an amendment to the Lease memorializing the foregoing.

. Enforceability. Each Party represents and warrants that: such Party was duly formed and is validly existing and in good standing under the laws of the state of its formation; such Party has the requisite power and authority under applicable law and its governing documents to execute, deliver and perform its obligations under this Amendment; the individual executing this Amendment on behalf of such Party has full power and authority under such Party’s governing documents to execute and deliver this Amendment in the name of, and on behalf of, such Party and to cause such Party to perform its obligations under this Amendment; this Amendment has been duly authorized, executed and delivered by such Party; and this Amendment is the legal, valid and binding obligation of such Party, and is enforceable against such Party in accordance with its terms.

Tenth Amendment to Agreement of Lease

Investment Property Group, LLC / Medallion Bank

. Brokerage Commissions. Except as may be set forth in one or more separate agreements between Landlord and Landlord’s broker, or Landlord or Landlord’s broker and Tenant’s broker, each Party represents and warrants to the other Party that no claim exists for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on any agreement made by such representing Party. Each Party shall indemnify, defend and hold harmless the other Party from and against any claim for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on an actual or alleged agreement made by such indemnifying Party.

. Entire Agreement. The Lease, as amended by this Amendment, exclusively encompasses the entire agreement of the Parties, and supersedes all previous negotiations, understandings and agreements between the Parties, whether oral or written, including, without limitation, any oral discussions, letters of intent and email correspondence. The Parties have not relied on any representation, understanding, information, discussion, assertion, guarantee, warranty, collateral contract or other assurance (including, without limitation, one relating to square footage) made by or on behalf of the other Party or any other person whatsoever (including, without limitation, any real estate broker or agent) that is not set forth in this Amendment, and the Parties waive all rights and remedies, at law or in equity, arising or that may arise as the result of a Party’s reliance thereon.

. Electronic Mail or Electronic Signatures. Signatures to this Amendment transmitted by electronic mail shall be valid and effective to bind the Party so signing, it being expressly agreed that each Party shall be bound by its own electronically mailed signature and shall accept the electronically mailed signature of the other Party. The execution of this Amendment may be accomplished by electronic signature utilizing DocuSign or any other technology, and any electronic signature (meaning any electronic symbol, designation or process), whether digital or encrypted, used by either Party shall authenticate this Amendment and have the same force and effect as a manual signature.

. General Provisions. In the event of any conflict between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control. Except as set forth in this Amendment, the Lease (which, by definition, includes all previous amendments) is ratified and affirmed in its entirety. This Amendment shall inure to the benefit of, and be binding on, the Parties and their respective successors and assigns. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the state of Utah. This Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document. Each exhibit referred to in, and attached to, this Amendment is an integral part of this Amendment and is incorporated in this Amendment by this reference.

[Signature page follows.]

Tenth Amendment to Agreement of Lease

Investment Property Group, LLC / Medallion Bank

THE PARTIES have executed this Amendment below, to be effective as of the date first set forth above.

LANDLORD:

INVESTMENT PROPERTY GROUP, LLC,

a Utah limited liability company

By /s/ Robert L. Galanis, Jr.

Robert L. Galanis, Jr., Manager

TENANT:

MEDALLION BANK,

a Utah industrial bank

By /s/ Justin Haley

Print or Type Name of Signatory:

Justin Haley

Its Chief Financial Officer

Tenth Amendment to Agreement of Lease

Investment Property Group, LLC / Medallion Bank

EXHIBIT A

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TENTH AMENDMENT TO AGREEMENT OF LEASE

PREMISES

Tenth Amendment to Agreement of Lease

Investment Property Group, LLC / Medallion Bank